Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated September 10, 2020, relating to the financial statements of Kairos Acquisition Corp. appearing in the Registration Statement on Amendment No. 1 to Form S-1, File No. 333-251533.

/s/ WithumSmith+Brown, PC

New York, New York
January 5, 2021